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Exhibit 99.2

Offer To Exchange
up to
3,197,385 Depositary Units
of
EASTERN AMERICAN NATURAL GAS TRUST
a Delaware statutory trust
for
up to 4,120,059 Common Units
of
ECA MARCELLUS TRUST I
Pursuant to the Offer to Exchange dated                        , 2013
by
ENERGY CORPORATION OF AMERICA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON                        , 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        , 2013

To Our Clients:

        Enclosed for your consideration are the Offer to Exchange, dated                        , 2013 (as it may be amended or supplemented from time to time, the "Offer to Exchange"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and which, together with the Offer to Exchange, constitutes the "Offer") in connection with the offer by Energy Corporation of America, a West Virginia corporation (which we refer to as "ECA"), to exchange depositary trust units (which we refer to as "NGT Depositary Units"), of Eastern American Natural Gas Trust, a Delaware statutory trust (which we refer to as "NGT"), in exchange for up to 4,120,059 common units (which we refer to as "ECT Common Units") of ECA Marcellus Trust I (which we refer to as "ECT"), a Delaware statutory trust, that ECA owns, upon the terms of and subject to the conditions to the Offer.

        We or our nominees are the holder of record of NGT Depositary Units held for your account. A tender of such NGT Depositary Units can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender NGT Depositary Units held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the NGT Depositary Units held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Exchange and the related Letter of Transmittal.

        Please note carefully the following:

          1.     The Offer is being made for up to 3,197,385 NGT Depositary Units, on the terms and subject to the conditions set forth in the Offer to Exchange and Letter of Transmittal.

          2.     NGT trust units consist of both NGT Depositary Units, which consist of one trust unit and a $20.00 beneficial interest in a $1,000 face amount zero coupon United States Treasury Obligation (the "Treasury Obligation"), and trust units decoupled from the Treasury Obligation. ECA is not offering to exchange ECT Common Units for NGT trust units decoupled from the Treasury Obligation.

          3.     As described in the Offer to Exchange, the offer consideration for the Offer shall consist of a number of ECT Common Units pursuant to a specified exchange ratio as specified in the section captioned "The Offer—Method of Determining Exchange Ratio" in the Offer to Exchange.

          4.     In accordance with the depositary agreement governing the NGT Depositary Units, a tender of NGT Depositary Units for exchange may be made only in denominations of 50 or an integral multiple thereof. Any fractional ECT Common Units owed to you will be paid by ECA in cash.

          3.     The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, at the end of the day on                        , 2013, unless the Offer is extended by ECA or earlier terminated.

          4.     The Offer is subject to certain conditions described in the section captioned "The Offer—Conditions of the Offer" in the Offer to Exchange.

          5.     Tendering unitholders who are record owners of their NGT Depositary Units and who tender directly to American Stock Transfer & Trust Company, LLC (the "Depositary") will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes with respect to the exchange of NGT Depositary Units by ECA pursuant to the Offer.

        If you wish to have us tender any or all of your NGT Depositary Units, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your NGT Depositary Units, then all such NGT Depositary Units will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date (as defined in the Offer to Exchange).

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of NGT Depositary Units in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Exchange
up to
3,197,385 Depositary Units
of
EASTERN AMERICAN NATURAL GAS TRUST
a Delaware statutory trust
for
up to 4,120,059 Common Units
of
ECA MARCELLUS TRUST I
Pursuant to the Offer to Exchange dated                        , 2013
by
ENERGY CORPORATION OF AMERICA

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange, dated                        , 2013 (as it may be amended or supplemented from time to time, the "Offer to Exchange"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and which, together with the Offer to Exchange, constitutes the "Offer"), in connection with the offer by Energy Corporation of America, a West Virginia corporation (which we refer to as "ECA") to exchange up to 3,197,385 NGT Depositary Units of Eastern American Natural Gas Trust, a Delaware statutory trust, for common units of ECA Marcellus Trust I (which we refer to as "ECT"), a Delaware statutory trust, upon the terms of and subject to the conditions to the Offer.

        The undersigned hereby instruct(s) you to tender to ECA the number of NGT Depositary Units indicated below or, if no number is indicated, all NGT Depositary Units held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing NGT Depositary Units submitted on the undersigned's behalf will be determined by ECA and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF NGT DEPOSITARY UNITS* BEING TENDERED HEREBY:

        The method of delivery of this document is at the election and risk of the tendering unitholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Exchange).

*    Unless otherwise indicated, it will be assumed that all NGT Depositary Units held by us for your account are to be tendered.

Dated:

(Signature(s))
(Please Print Name(s))

Address:

(Include Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

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  Exhibit 99.2
  , 2013